Exhibit 10.3

RIGHT OF FIRST REFUSAL AGREEMENT

THIS RIGHT OF FIRST REFUSAL AGREEMENT (this “Agreement”) is made and entered into as of the 4th day of  August, 2017, by and among NEXTERA ENERGY PARTNERS, LP, a Delaware limited partnership (“NEE Partners”), NEXTERA ENERGY OPERATING PARTNERS, LP, a Delaware limited partnership (“NEE Operating LP”), and NEXTERA ENERGY RESOURCES, LLC, a Delaware limited liability company (“NEER”), each a “Party” and, collectively, the “Parties.” This Agreement shall become effective on the date first written above (the “Effective Time”).

RECITALS:

WHEREAS, NEER has created NEE Partners to own, operate and acquire contracted clean energy projects with stable, long-term cash flows through its interests in NEE Operating LP;

WHEREAS, NEE Partners expects to grow its business and its cash available for distributions through, among other things, operating and acquiring contracted clean energy projects with stable, long-term cash flows, which may be sold from time to time to third parties, including NEER or any of its Subsidiaries (as hereinafter defined);

WHEREAS, NEE Operating LP desires to grant to NEER a right of first refusal to acquire the NEE Operating LP ROFR Assets (as hereinafter defined) owned by NEE Operating LP and its Subsidiaries on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I DEFINITIONS

Section 1.1    Definitions. The following terms when used in this Agreement shall have the meanings set forth in this Section 1.1.

“Affiliate” means, with respect to the Person in question, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person or is under common Control of a third Person.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority and quasi-governmental agencies or entities, and any judgment, injunction, order, directive, decree or other judicial or regulatory requirement of any court or Governmental Authority affecting or relating to the Person or property in question.

“Business Day” means any day other than Saturday, Sunday or any federal legal holiday.

“Conflicts Committee” means the conflicts committee of the board of directors of NEE Partners, as defined in the NEE Partners LP Agreement.

“Control” means the control by one Person of another Person in accordance with the following: a Person (“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example the status of A being the managing member of B) or by virtue of beneficial ownership of or control over a majority of the voting or economic interests in B. For the purpose of certainty and without limitation, if A owns or has control over securities to which are attached more than fifty percent (50%) of the votes permitted to be cast in the election of directors to the Governing Body of B or, if A is the general partner of B (a limited partnership), then in each case A Controls B for this purpose, and the term “Controlled” has the corresponding meaning.

“Effective Time” has the meaning set forth in the Preamble.

“Final Negotiation Period” has the meaning set forth in Section 2.3.

“Financing Party” means any and all Persons, or the agents or trustees representing them, providing senior or subordinated debt financing or refinancing (including letters of credit, bank guaranties or other credit support).

“Governing Body” means (a) with respect to a corporation, the board of directors of such corporation, (b) with respect to a limited liability company, the manager(s) or managing member(s) of such limited liability company, (c) with respect to a limited partnership, the board, committee or other body of the limited partnership or the general partner of such partnership that serves a similar function or the general partner itself (or if any such general partner is itself a limited partnership, the board, committee or other body of such general partner’s general partner that serves a similar function or such general partner’s general partner itself) and (d) with respect to any other Person, the body of such Person that serves a similar function, and in the case of each of clauses (a) through (d) includes any committee or other subdivision of such body and any Person to whom such body has delegated any power or authority, including any officer or managing director.

“Governmental Approval” means any authorization, consent, approval, license, permit, franchise, tariff, certificate of authority, registration, rate, certification, agreement, directive, waiver, exemption, variance, other similar consent of any Governmental Authority.

“Governmental Authority” means any federal, state or local government or political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Losses” means, with respect to the Person in question, any actual liability, damage (but expressly excluding any consequential and punitive damages), loss, cost or expense, including, without limitation, reasonable attorney fees and expenses and court costs, incurred by such Person, as a result of the act, omission or occurrence in question.

“NEE” means NextEra Energy, Inc.

“NEE Operating LP” has the meaning set forth in the Preamble.

“NEE Operating LP Confidential Information” has the meaning set forth in Section 4.1.

“NEE Operating LP Indemnitees” means NEE Partners and its Subsidiaries (which shall not include any NEE Operating LP ROFR Asset prior to the acquisition thereof by NEER or any of its Subsidiaries), and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers, employees, attorneys, accountants, consultants and agents, and the successors, assigns, legal representatives and heirs of each of the foregoing.

“NEE Operating LP ROFR Assets” means all assets owned or hereafter acquired by NEE Operating LP or its Subsidiaries.

“NEE Partners” has the meaning set forth in the Preamble.

“NEE Partners GP” means NextEra Energy Partners GP, Inc., a Delaware corporation and the general partner of NEE Partners.

“NEE Partners LP Agreement” means that certain Second Amended and Restated Agreement of Limited Partnership of NextEra Energy Partners, LP, dated as of August 4, 2017 and as amended, restated, modified or supplemented from time to time.

“NEE Partners Units” means the “Units” under the NEE Partners LP Agreement.

“NEER ” has the meaning set forth in the Preamble.

“NEER Acceptance” has the meaning set forth in Section 2.3.

“Negotiation Period” has the meaning set forth in Section 2.1.

“Notice” has the meaning set forth in Section 5.1.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity, in each case whether in its own or a representative capacity.

“Proposed Sale Terms” has the meaning set forth in Section 2.3.

“Required Securities Disclosure” has the meaning set forth in Section 4.1.

“Sale ” means, other than in connection with any granting of Liens permitted under any indebtedness in respect of any NEE Operating LP ROFR Asset that is incurred from time to time and any disposition of assets resulting from the enforcement of such Liens, any direct or indirect sale of any equity interest in, or all or substantially all of the assets of, any NEE Operating LP ROFR Asset; provided, that this definition shall not include any (i) merger of NEE Operating LP with or into, or sale of substantially all of NEE Operating LP’s assets to, a Third Party or (ii) any direct or indirect sale of a NEE Operating LP ROFR Asset or any of its assets so long as, following the consummation of such sale, NEE Operating LP directly or indirectly holds 100% of the ownership interests in, and maintains Control over, such NEE Operating LP ROFR Asset and such assets; provided, the terms of any such sale referred to in clause (ii) above will not limit, delay or hinder the ability of NEER or any of its Subsidiaries to acquire such NEE Operating LP ROFR Asset from NEE Operating LP or any of its Subsidiaries in accordance with the terms of this Agreement if and when NEE Operating LP or any of its Subsidiaries elects to sell, transfer or otherwise dispose of such NEE Operating LP ROFR Asset to a Third Party.

“Special Voting Units” has the meaning ascribed to it in the NEE Partners LP Agreement.

“Subsidiary” means any entity that is, directly or indirectly, Controlled by a Party.

“Term” has the meaning set forth in Section 3.1.

“Termination Event” means the occurrence of any of the following:

(a)	the withdrawal of NEE Partners GP from being general partner of NEE Partners in accordance with Section 11.1 of the NEE Partners LP Agreement;

(b)
the removal of NEE Partners GP from being general partner of NEE Partners if the NEE Partners Units (including the Special Voting Units) held by NEE Partners GP and its Affiliates did not vote in favor of such removal;

(c)	the failure of NEE to Control, directly or indirectly, NEE Partners GP or any other Person that is general partner of NEE Partners; and

(d)
the failure of NEE to own, directly or indirectly, at least (i) 50.1% of the voting interests of NEER, (ii) at least 33.33% of the economic interests of NEER or (iii) more of the economic interests in NEER than any other Person.

“Third Party” means any Person other than a Party or an Affiliate of a Party.

“Third Party Final Sale Period” has the meaning set forth in Section 2.3.

“Third Party Negotiation Period” has the meaning set forth in Section 2.1.

“Third Party Offers” has the meaning set forth in Section 2.2.

“Transaction Notice” has the meaning set forth in Section 2.1.

Section 1.2    Headings and Table of Contents

The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and will not affect the construction or interpretation hereof.

Section 1.3    Interpretation

In this Agreement, unless the context otherwise requires:

(a)    words importing the singular shall include the plural and vice versa, words importing gender shall include all genders or the neuter, and words importing the neuter shall include all genders;
(b)    the words “include”, “includes”, “including”, or any variations thereof, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;
(c)    references to any Person include such Person’s successors and permitted assigns;
(d)    any reference to a statute, regulation, policy, rule or instrument shall include, and shall be deemed to be a reference also to, all amendments made to such statute, regulation, policy, rule or instrument and to any statute, regulation, policy, rule or instrument that may be passed which has the effect of supplementing or superseding the statute, regulation, policy, rule or instrument so referred to;
(e)    any reference to this Agreement or any other agreement, document or instrument shall be construed as a reference to this Agreement or, as the case may be, such other agreement, document or instrument as the same may have been, or may from time to time be, amended, varied, replaced, amended and restated, supplemented or otherwise modified;
(f)    in the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day;
(g)    except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in U.S. currency;
(h)     the words “herein,” “hereof,” “hereby” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety, not to any particular article or section hereof and not to any particular provision hereof, except where the context otherwise requires; and
(i)    all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated.

ARTICLE II

RIGHT OF FIRST REFUSAL ON NEE OPERATING LP ROFR ASSETS

Section  2.1    Notice of Transaction Related to NEE Operating LP ROFR Assets and Initial Negotiation of Definitive Terms for Transaction.    Prior to engaging in any negotiation with a Third Party regarding any proposed Sale of any NEE Operating LP ROFR Asset (or any portion thereof), NEE Operating LP must deliver to NEER a written notice setting forth in reasonable detail the material terms and conditions of the proposed transaction (such notice, a “Transaction Notice”) and for the next 30 days (the “Negotiation Period”) engage in non-binding discussions and negotiations in good faith with NEER to attempt to agree on definitive terms acceptable to both Parties, in their sole and absolute discretion, for the Sale of the applicable NEE Operating LP ROFR Asset to NEER or any of its Subsidiaries. If, by the end of the Negotiation Period, the Parties have not agreed to definitive terms for the Sale of such NEE Operating LP ROFR Asset to NEER, NEE Operating LP will have the right, within 30 days following such Negotiation Period (the “Third Party Negotiation Period”), to engage in non-binding discussions and negotiations in good faith with a Third Party with respect to a Sale of such NEE Operating LP ROFR Asset to such Third Party in accordance with the terms of Section 2.2.

Section  2.2    Negotiations with Third Parties. Neither NEE Operating LP nor any of its representatives, agents or Affiliates (other than NEER and its Subsidiaries, which Subsidiaries shall not include any NEE Operating LP ROFR Asset prior to the acquisition thereof by NEER or any of its Subsidiaries) shall solicit offers from, or negotiate or enter into any agreement with, any Third Party for the Sale of any NEE Operating LP ROFR Asset (or any portion thereof) until the expiration of the Negotiation Period related to such NEE Operating LP ROFR Asset and the applicable proposed Sale. NEER agrees and acknowledges that during the Third Party Negotiation Period for any NEE Operating LP ROFR Asset, NEE Operating LP shall have the absolute right to solicit offers from and negotiate with any Third Party for the Sale of such NEE Operating LP ROFR Asset (such offers from any Third Party, the “Third Party Offers”).

Section  2.3    Final Negotiation with NEER. On or prior to the end of the Third Party Negotiation Period, NEE Operating LP shall promptly deliver to NEER a written notice setting forth in reasonable detail the material terms and conditions of any Third Party Offer (the “Proposed Sale Terms”) and for the next 30 days (the “Final Negotiation Period”) recommence and engage in non-binding discussions and negotiations in good faith with NEER to attempt to agree on definitive terms acceptable to both Parties, in their sole and absolute discretion, for the Sale of the applicable NEE Operating LP ROFR Asset to NEER or any of its Subsidiaries; provided, that if NEER agrees to terms substantially consistent with the Proposed Sale Terms (a “NEER Acceptance”), NEE Operating LP may no longer sell the applicable NEE Operating LP ROFR Asset to the Third Party that made such Third Party Offer. If, by the end of the Final Negotiation Period, the Parties have not agreed to definitive terms for the Sale of such NEE Operating LP ROFR Asset to NEER and no NEER Acceptance has occurred, NEE Operating LP will have the right, within 30 days following such Final Negotiation Period (the “Third Party Final Sale Period”), to consummate a Sale of such NEE Operating LP ROFR Asset to such Third Party (or agree in writing to undertake such Sale to such Third Party) in accordance with the terms of Section 2.4.

Section  2.4    Sale to Third Parties. Neither NEE Operating LP nor any of its representatives, agents or Affiliates (other than NEER, which shall not include any NEE Operating LP ROFR Asset prior to the acquisition thereof by NEER or any of its Subsidiaries) shall enter into any agreement with any Third Party for the Sale of any NEE Operating LP ROFR Asset (or any portion thereof) until the conditions set forth in Section 2.3 related to such NEE Operating LP ROFR Asset and the applicable proposed Sale have been satisfied. NEER agrees and acknowledges that during the Third Party Final Sale Period for any NEE Operating LP ROFR Asset and the applicable proposed Sale: (a) NEE Operating LP shall have the absolute right to enter into agreements with any Third Party for the Sale of such NEE Operating LP ROFR Asset, on terms substantially consistent with and in any event not materially less favorable to NEE Operating LP than those set forth in the Proposed Sale Terms, and (b) NEE Operating LP shall have no further obligation to negotiate with NEER regarding, or offer NEER the opportunity to acquire any interest in, such NEE Operating LP ROFR Asset; provided, that following any Third Party Final Sale Period for any NEE Operating LP ROFR Asset during which no Sale to a Third Party occurred, NEE Operating LP shall comply with this ARTICLE II prior to any Sale of such NEE Operating LP ROFR Asset to a Third Party (or any entry into any agreement in writing to undertake such Sale).
Section 2.5    Governmental Approval and Third-Party Consent.    Notwithstanding any other provision of this Agreement, the consummation of any Sale pursuant to the terms of this Agreement shall be subject to obtaining all requisite Governmental Approvals and consent from third parties as determined by NEER.
Section  2.6    Relationship with Other Agreements. Notwithstanding any other provision of this Agreement, NEER’s right of first refusal on any NEE Operating LP ROFR Asset set forth in this Agreement shall not limit, delay or hinder any right of first offer or right of first refusal on such NEE Operating LP ROFR Asset that has been granted by NEE Operating LP or any of its Affiliates to a third party as of the date hereof (such right of first offer or right of first refusal, the “Existing Right”), including, but not limited to, pursuant to the terms of any power purchase agreement to which NEE Operating LP or any of its Affiliates is a party. To the extent that there is any conflict between the terms of the Existing Right and the terms of this Agreement, the terms of the Existing Right shall prevail.
ARTICLE III
TERM; TERMINATION RIGHTS
Section 3.1    Term. Unless earlier terminated in accordance with this ARTICLE III, the term of this Agreement (the “Term”) shall commence at the Effective Time and shall continue in effect indefinitely.
Section 3.2    Termination Rights.
(a)    NEER or NEE Operating LP, as the case may be, shall have the right, with written notice to the other Party, (A) to terminate this Agreement if the other Party materially breaches or defaults in the performance of its obligations under this Agreement or (B) to terminate this Agreement with respect to any NEE Operating LP ROFR Asset if the other Party materially breaches or defaults in the performance of its obligations under any transaction agreement for the Sale of such NEE Operating LP ROFR Asset to NEER or one of its Subsidiaries; provided, that in each case such breach or default is continuing for 90 days after such breaching Party has been given a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default.”

(b)    NEER shall have the right to terminate this Agreement at any time after a Termination Event by delivering written notice of termination to NEE Operating LP, and such termination shall become effective immediately upon NEE Operating LP’s receipt of such notice.
(c)    Upon any termination under this Section 3.2 the Parties shall have no further rights or obligations under this Agreement, except those that expressly survive the termination of this Agreement.
Section 3.3    Exclusive Remedy. Other than with respect to a breach or default in the performance of a Party’s indemnification obligations under ARTICLE IV, each Party’s sole and exclusive remedy for a breach or default by the other Party of its obligations under this Agreement shall be to terminate this Agreement in accordance with Section 3.2.

ARTICLE IV
CONFIDENTIALITY
Section 4.1    NEE Operating LP Confidential Information. NEER shall, and shall cause its Affiliates (other than NEE Partners and its Subsidiaries) and its and their officers, directors and employees to, keep confidential and not make any public announcement or disclose to any Person any terms of any other documents, materials, data or other information with respect to any NEE Operating LP ROFR Asset which is not generally known to the public (the “NEE Operating LP Confidential Information”); provided, however, that NEE Operating LP Confidential Information shall not include (a) the terms and conditions of this Agreement or (b) information that becomes available to NEER on a non-confidential basis from a source other than NEE Partners and its Subsidiaries or their directors, officers or employees (provided that, to NEER’s knowledge, such source was not prohibited from disclosing such information to NEER by any legal, contractual or fiduciary duty). Notwithstanding the foregoing, NEER shall be permitted to (1) disclose any NEE Operating LP Confidential Information to the extent required by court order or under Applicable Law (provided, that it shall (A) exercise commercially reasonable efforts to preserve the confidentiality of such NEE Operating LP Confidential Information, (B) to the extent legally permissible, use commercially reasonable efforts to provide NEE Partners and its Subsidiaries, in advance of such disclosure, with copies of any NEE Operating LP Confidential Information it intends to disclose (and, if applicable, the text of the disclosure language itself), and (C) reasonably cooperate with NEE Partners and its Subsidiaries to the extent they may seek to limit such disclosure, (2) make a public announcement regarding such matters (A) as agreed to in writing by NEE Partners or (B) as required by the provisions of any securities laws or the requirements of any exchange on which NEE’s securities may be listed (a “Required Securities Disclosure”), or (3) disclose any NEE Operating LP Confidential Information to its Affiliates (other than NEE Partners and its Subsidiaries) and its and their shareholders, partners, members, directors, officers, employees, lenders, attorneys, consultants or other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such NEE Operating LP Confidential Information and instructed to keep such NEE Operating LP Confidential Information confidential pursuant to the terms hereof); provided, however, that, other than in connection with a Required Securities Disclosure, NEER shall (x) advise such Person of the confidential nature of such NEE Operating LP Confidential Information, and (y) cause such Person to be bound by obligations of confidentiality that are no less stringent than the obligations set forth herein. NEER shall indemnify and hold harmless the NEE Operating LP Indemnitees for any Losses incurred by any of the NEE Operating LP Indemnitees for a breach or default of NEER’s obligations under this Section 4.1. This Section 4.1 shall survive the termination of this Agreement.

ARTICLE V
MISCELLANEOUS PROVISIONS
Section 5.1    Notices
(a)    Method of Delivery. All notices, requests, demands and other communications (each, a “Notice”) required to be provided to the other Party pursuant to this Agreement shall be in writing and shall be delivered (i) in person, (ii) by certified U.S. mail, with postage prepaid and return receipt requested, (iii) by overnight courier service, or (iv) by facsimile transmittal, with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) and (iii), to the other Party to this Agreement at the following address or facsimile number (or to such other address or facsimile number as the Parties may designate from time to time pursuant to this Section 5.1):
If to NEE Partners:
NextEra Energy Partners, LP
c/o NextEra Energy Partners GP, Inc.
700 Universe Boulevard
Juno Beach, FL 33408
Attn: Corporate Secretary
Facsimile: (561) 691-7702
Email: Scott.Seeley@nexteraenergy.com
with a copy to:
NextEra Energy Partners, LP
c/o NextEra Energy Partners GP, Inc.
700 Universe Boulevard
Juno Beach, FL 33408
Attn: General Counsel
Facsimile: (561) 691-7702
Email: Charles.Sieving@nexteraenergy.com
If to NEE Operating LP:
NextEra Energy Operating Partners, LP
c/o NextEra Energy Operating Partners GP, LLC
700 Universe Boulevard
Juno Beach, FL 33408
Attn: Secretary
Facsimile: (561) 691-7702
Email: Melissa.Plotsky@nexteraenergy.com

with a copy to:
NextEra Energy Operating Partners, LP
c/o NextEra Energy Operating Partners GP, LLC
700 Universe Boulevard
Juno Beach, FL 33408
Attn: General Counsel
Facsimile: (561) 691-7702

Email: Mitch.Ross@nexteraenergy.com

If to NEER:
NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, FL 33408
Attn: General Counsel
Facsimile: (561) 691-7702
Email: Mitch.Ross@nexteraenergy.com
(b)    Receipt of Notices. All Notices sent by any Party under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address or facsimile number of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or facsimile number, and such recipient Party failed to provide the sending Party with its current address or facsimile number pursuant to this Section 5.1).
(c)    Change of Address. The Parties and their respective counsel shall have the right to change their respective address and/or facsimile number for the purposes of this Section 5.1 by providing a Notice of such change in address and/or facsimile as required under this Section 5.1.
Section  5.2    Time is of the Essence. Time is of the essence of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.
Section 5.3     Assignment. No Party shall assign this Agreement or any interest therein to any Person, without the prior written consent of the other Parties (which consent may be withheld in a Party’s sole discretion). Notwithstanding the foregoing, nothing contained in this Agreement shall preclude (i) any pledge, hypothecation or other transfer or assignment of a Party’s rights, title and interest under this Agreement, including any amounts payable to such Party under this Agreement, to a bona fide Financing Party as security for debt financing to such Party or one of its Affiliates, or (ii) the assignment of such rights, title and interest under this Agreement upon exercise of remedies by a Financing Party following a default by such Party or one of its Affiliates under the financing agreements entered into with the Financing Parties.
Section 5.4     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns (which include NEE Operating LP’s Subsidiaries).
Section 5.5     Third Party Beneficiaries. This Agreement shall not confer any rights or remedies on any Person other than (i) the Parties and their respective successors and permitted assigns (including NEER’s Subsidiaries), and (ii) the NEE Operating LP Indemnitees to the extent such NEE Operating LP Indemnitees are expressly granted certain rights of indemnification in this Agreement.

Section 5.6    Other Activities. No Party hereto shall be prohibited from engaging in or holding an interest in any other business ventures of any kind or description, or any responsibility to account to the other for the income or profits of any such enterprises or have this Agreement be deemed to constitute any agreement not to compete. This Agreement shall not be deemed to create a partnership, joint venture, association or any other similar relationship between the Parties.
Section  5.7    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY PRINCIPLES REGARDING CONFLICT OF LAWS.

Section 5.8    Severability. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected terms or provisions at any other time or in any other jurisdiction.

Section 5.9    JURISDICTION; VENUE. ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT SHALL BE CONDUCTED IN THE COURTS OF RECORD IN THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES HEREBY SUBMIT TO JURISDICTION AND CONSENT TO VENUE IN SUCH COURTS.
Section 5.10    WAIVER OF TRIAL BY JURY. THE PARTIES HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER COURT PROCEEDING BY EITHER PARTY AGAINST THE OTHER PARTY WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.
Section 5.11    Prevailing Party. If any litigation or other court action, arbitration or similar adjudicatory proceeding is sought, taken, instituted or brought by any Party to enforce its rights under this Agreement, all fees, costs and expenses, including, without limitation, reasonable attorney fees and court costs, of the prevailing Party in such action, suit or proceeding shall be borne by the Party against whose interest the judgment or decision is rendered.
Section  5.12    Recitals, Exhibits and Schedules. The recitals to this Agreement, and all exhibits and schedules referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement. Any matter disclosed in any schedule to this Agreement shall be deemed to be incorporated in all other schedules to this Agreement.
Section 5.13    Entire Agreement. This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede any other agreements and understandings (written or oral) between or among any of the Parties on or prior to the date of this Agreement with respect to the matters contemplated in this Agreement.

Section 5.14     Amendments to Agreement. No amendment, supplement or other modification to any terms of this Agreement shall be valid unless in writing and executed and delivered by each of the Parties hereto; provided, however, that NEE Partners may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the board of directors of NEE Partners, would be adverse in any material respect to the holders of its common units representing limited partner interests.
Section  5.15    Facsimile; Counterparts. Any Party may deliver executed signature pages to this Agreement by facsimile transmission to the other Parties, which facsimile copy shall be deemed to be an original executed signature page; provided, however, that such Party shall deliver an original signature page to the other Parties promptly thereafter. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives.

NEE Partners:

NextEra Energy Partners, LP
By:	NextEra Energy Partners GP, Inc., its General Partner

By:	MARK E. HICKSON
Mark E. Hickson
Executive Vice President, Strategy
and Corporate Development

NEE Operating LP:

NextEra Energy Operating Partners, LP
By:	NextEra Energy Operating Partners, LLC, its General Partner

By:	MARK E. HICKSON
Mark E. Hickson
Vice President

NEER:

NextEra Energy Resources, LLC

By:	MARK E. HICKSON
Mark E. Hickson
Executive Vice President, Strategy
and Corporate Development